UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2012 (April 6, 2012)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2012 Threshold Pharmaceuticals, Inc. (the “Company”) entered into Amended and Restated Change of Control Severance Agreements (the “Amended Agreements”) with Harold E. Selick, the Company’s Chief Executive Officer and Mark D. Matteucci, the Company’s Senior Vice President, Discovery Research. The Amended Agreements amend and restate the Amended and Restated Change of Control Agreements previously entered into with Drs. Selick and Matteucci in November 2008 (the “Prior Agreements”). In addition to the benefits provided under the Prior Agreements, the Amended Agreements provide, in the case where the officer’s employment is terminated without cause or involuntarily terminated within 18 months following a change of control, for payment of bonuses due in the year of termination plus a pro rata amount of the bonus that would have been awarded for the year following termination, assuming full bonus payment for that year.

Also on April 9, 2012, the Company entered into Change of Control Severance Agreements (each, a “Severance Agreement,” and together, the “Severance Agreements”) with Tillman E. Pearce, M.D., the Company’s Chief Medical Officer and with Stewart M. Kroll, the Company’s Senior Vice President of Biostatistics and Clinical Operations. The Severance Agreements provide, among other things, that if the officer’s employment is terminated by the Company without cause or is involuntarily terminated, then such officer will be entitled to a severance payment consisting of 12 months base salary as in effect as of the date of termination. Under Dr. Pearce’s Severance Agreement, such a termination must occur on or after February 16, 2013 in order to receive this severance benefit. If the officer’s employment is terminated without cause or involuntarily terminated within 18 months following a change of control, then such officer will be entitled to the following severance benefits: 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs, payment of bonuses due in the year of termination plus a pro rata amount of the bonus that would have been awarded for the year following termination, assuming full bonus payment for that year, immediate acceleration and vesting of all stock options or other awards granted prior to the change of control, the termination of the Company’s right to repurchase shares of restricted stock purchased prior to the change of control, extension of the exercise period for stock options or other awards granted prior to the change of control to two years following the date of termination and up to 12 months of health benefits.

The foregoing description of the terms of the Amended Agreements and the Severance Agreements is qualified in its entirety by reference to the form of Amended and Restated Change of Control Severance Agreement attached as Exhibit 10.1to this Current Report on Form 8-K and incorporated herein by reference and to the Change of Control Severance Agreements between the Company and each of Dr. Pearce and Mr. Kroll, which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2012, the Board of Directors of the Company (the “Board”), upon recommendation of the Compensation Committee, approved the following base salary increases, effective January 1, 2012: Harold E. Selick, the Company’s Chief Executive Officer—$575,000 (acted on and approved solely by the independent members of the Board), Stewart M. Kroll, Senior Vice President of Biostatistics and Clinical Operations —$311,969, Mark D. Matteucci, Senior Vice President, Discovery Research—$297,000, and Joel Fernandes, Vice President, Finance and Controller—$254,188.

Also on April 6, 2012, the Board, upon recommendation of the Compensation Committee, approved the following bonuses for services rendered to the Company during the fiscal year ended December 31, 2011: Dr. Selick—$250,000 (acted on and approved solely by the independent members of the Board), Mr. Kroll —$107,139, Dr. Matteucci —$105,875, and Mr. Fernandes—$69,306.

Also on April 6, 2012, the Board, based upon the recommendation of the Compensation Committee, granted an incentive stock option to each of the Company’s executive officers under the Company’s 2004 Amended and Restated Equity Incentive Plan (the “Plan”), which was filed as Exhibit 10.2 to the Company’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2012. Each option is exercisable for the following number of shares of the Company’s common stock (“Common Stock”): Dr. Selick – 325,000 shares, Mr. Kroll —100,000 shares, Dr. Matteucci —100,000 shares, and Mr. Fernandes—60,000 shares. Each of these options has a term of 10 years and a vesting commencement date of April 6, 2012. The shares of Common Stock subject to each option will vest as to 1/48th of the shares on a monthly basis such that the options are 100% vested as of April 6, 2016, assuming the executive officer continues to remain an employee of the Company. The exercise price per share for each option is $7.22 per share, the closing sales price of the Company’s Common Stock on the NASDAQ Capital Market on the date of grant.

Also on April 6, 2012, the Board, based upon the recommendation of the Compensation Committee, approved increasing the annual stock option grant to each of the Company’s non-employee directors (Jeffrey W. Bird, Bruce C. Cozadd, David R. Hoffman, Wilfred E. Jaeger, George G.C. Parker and David R. Parkinson) under the Plan. Each option will be exercisable for 20,000 shares of Common Stock. Each of these options will have a term of 10 years and will have a vesting commencement date on or about the date of the 2013 annual meeting of stockholders of the Company, at which time they will be granted. The shares of Common Stock subject to each option will vest as to 1/12th of the shares on a monthly basis such that the options are 100% vested as of one year after the date of grant, assuming the director continues to remain in service to the Company. The exercise price per share for each option will be equal to the closing sales price of the Common Stock on the NASDAQ Capital Market on the date of grant.

(e) The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

(f) The following table sets forth information concerning compensation earned for services rendered to us by (a) our principal executive officer and (b) our two most highly compensated executive officers at the end of fiscal year 2011 (our “named executive officers”). This table includes bonuses awarded with respect to fiscal year 2011, which amounts were not calculable as of the date on which the Company’s most recent proxy statement was filed with the Securities and Exchange Commission. Bonuses with respect to fiscal year 2011 were approved on April 6, 2012 by the Board of Directors of the Company.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
Harold E. Selick, Ph.D.	2011	500,000	250,000	322,761	1,290(4)	1,074,051
Chief Executive Officer	2010	500,000	-	245,473	1,722(4)	747,195
Stewart M. Kroll	2011	278,283	107,139	74,380	630(4)	460,432
Senior Vice President of Biostatistics and Clinical Operations	2010	262,600	-	81,923	1,331(4)(5)	345,854
Mark D. Matteucci, Ph.D.	2011	275,000	105,875	81,177	1,161(4)	463,213
Senior Vice President, Discovery Research	2010	275,000	-	67,675	1,663(4)(5)	344,338

(1)	Includes amounts deferred pursuant to our 401(k) plan.
(2)	In 2011, our executive management team requested not to receive any bonuses with respect to fiscal year 2010 to enable the Company to preserve cash.
(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal years 2011 and 2010 in accordance with ASC 718 disregarding any forfeiture assumptions. See Note 9 of the notes to our financial statements in our Annual Report on Form 10-K filed on March 15, 2012 for a discussion of all assumptions we made in determining the ASC 718 values of our equity awards.
(4)	Represents group term life insurance premiums paid by us on behalf of the named individual for fiscal years 2011 and 2010.
(5)	Includes $750 for the reimbursement of Mr. Kroll’s medical insurance deductible in 2010. Includes $500 for the reimbursement of Dr. Matteucci’s medical insurance deductible in 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1    Form of Amended and Restated Change of Control Severance Agreement

Exhibit 10.2    Change of Control Severance Agreement between the Company and Tillman E. Pearce

Exhibit 10.3     Change of Control Severance Agreement between the Company and Stewart M. Kroll

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Vice President, Finance and Controller

Date: April 12, 2012